EXHIBIT 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT dated as of January 21, 2005 between Digitas LLC, a Delaware limited liability company (the “Company”), and Laura Lang (the “Executive”).

WHEREAS, the Executive is currently employed as a senior executive of the Company, whose parent is Digitas Inc., a Delaware corporation, under an Employment Agreement dated May 3, 1999, as amended on December 7, 2000 (collectively, the “Agreement”); and

WHEREAS, the Board of Directors of Digitas Inc. has authorized certain severance provisions in respect of senior executives of the Company, and the parties hereto consider it appropriate that the Agreement be amended to reflect such provisions;

NOW, THEREFORE, the Company and the Executive agree to the following amendment to the Agreement. Defined terms used in this Amendment shall have the same meanings as in the Agreement.

1. Section 4(e) of the Agreement is deleted and replaced with the following:

“(e)     Additional Severance upon Termination after Corporate Change in Control. In addition to the severance benefits provided for in Section 4(d), if within two years after a corporate Change in Control (as defined in Exhibit A to this Agreement) the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason:

(i)	Stock options and restricted stock previously granted to the Executive shall become vested immediately and shall be exercisable in accordance with the applicable stock option and restricted stock plan; and

(ii)	For a period of twelve months after the one-year anniversary of the Date of Termination, the Company shall continue to pay the Executive the Base Salary at the rate in effect immediately before the Date of Termination (but, in the case of a termination by the Executive for Good Reason, disregarding any reduction thereof that was the basis for such termination).

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IN WITNESS WHEREOF, the Executive and Company have executed this Amendment as of the date set forth above.

EXECUTIVE

/s/ Laura Lang

Laura Lang

DIGITAS LLC

/s/ Anne Drapeau

Anne Drapeau, Chief People Officer